UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2014

Commission File Number:  00052886

EASTGATE BIOTECH CORP.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
87-0639378
(IRS Employer Identification No.)

2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109
(Address of principal executive offices)

(801) 322-3401
(Registrant's Telephone number)

__________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.

From December 22, 2014 through December 29, 2014, Eastgate Biotech Corp. (the "Company") consummated an offering (the "Offering") of an aggregate of 8,125,000 units of its securities (the "Units"), with each Unit consisting of one share of common stock, par value $0.00001 per share (the "each, a "Share", and collectively, the "Shares"), and a 5 year warrant (each, a "Warrant" and collectively, the "Warrants") to purchase one share of common stock at an exercise price of $0.04 per share (each, a "Warrant Share", collectively, the "Warrant Shares" and, together with the Units, the Shares and the Warrants, the "Securities").   The Warrants may be exercised on a cashless basis in the event that there is no effective registration statement registering the resale of the Warrant Shares.   Each Unit was sold at a purchase price of $0.04 per Unit and the Company received an aggregate of $325,000 in proceeds from the sale of the Units.  The issuance of the Securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(a)(2) and Regulation D (Rule 506) thereunder, and the corresponding provisions of state securities laws.

The foregoing descriptions of the Offering, the Securities, the Units and the Warrants do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Form of Subscription Agreement and Form of Warrant, which the Company shall file as exhibits to its annual report on Form 10-K for the fiscal year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTGATE BIOTECH CORP.

Date:   December 30, 2014
By:	/s/ Anna Gluskin

Name: Anna Gluskin
Title: Chief Executive Officer